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                                                                    Exhibit 5.1



                  [Yocca Patch & Yocca Letterhead Appears Here]


                                February 12, 2001


eSynch Corporation
15502 Mosher Avenue
Tustin, CA  92780

       RE:   REGISTRATION STATEMENT ON FORM S-3:
             REGISTRATION NO. ___________;
             ESYNCH CORPORATION COMMON STOCK,
             PAR VALUE $.001 PER SHARE

Ladies and Gentlemen:

     At your request, we are rendering this opinion in connection with the Registration Statement on Form S-3, Registration No. ____________ (the "Registration Statement") being filed by eSynch Corporation, a Delaware corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register up to 5,619,719 shares, subject to anti-dilution adjustments, of the Company's Common Stock, par value of $.001 per share (the "Common Stock"). Such shares are being registered for resale by the Selling Stockholders to the public from time to time. There are 2,279,540 of such shares of Common Stock issued and outstanding and held in the name of the Selling Stockholders. Up to 2,946,429 of such shares of Common Stock are to be issued upon conversion of Series J Convertible Preferred Stock by Selling Stockholders, and up to 393,750 of such shares of Common Stock are to be issued upon exercise of Warrants by Selling Stockholders. Some of the amounts registered are comprised of shares that might become issuable under the anti-dilution provisions of the Series J Convertible Preferred Stock by Selling Stockholders, and up to 393,750 of such shares of Common Stock are for Warrants. Unless specifically defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings ascribed to them in the Registration Statement.

     In our capacity as your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the authorization, issuance and sale of the Common Stock.

     In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the genuineness of all signatures. We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto other than the

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Company, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action and have been executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

     Based upon the foregoing and the compliance with applicable state securities laws and the additional proceedings to be taken by the Company as referred to above, we are of the opinion that the Common Stock has been duly authorized. The 2,279,540 shares of Common Stock currently outstanding are validly issued, fully paid and nonassessable. The remainder of the shares of Common Stock being registered, if and when issued upon conversion of the Series J Convertible Preferred Stock, or if and when issued upon exercise of the Warrants and the payment of the warrant exercise price as provided in the Warrants, as the case may be, will be validly issued, fully paid and nonassessable.

     Our opinions herein are limited to the effect on the subject transaction of United States Federal law, the General Corporation Law of the State of Delaware, and any applicable provisions of the Delaware Constitution or judicial decisions. We assume no responsibility regarding the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.


                               Very truly yours,

                               /s/ Yocca Patch & Yocca LLP

                               YOCCA PATCH & YOCCA LLP